EXHIBIT 99

RPC, Inc. Announces Date for Fourth Quarter and Year-End 2012
Financial Results and Conference Call

ATLANTA, January 8, 2013 - RPC, Inc. (NYSE: RES) announced today that it will release its financial results for the fourth quarter and year ended December 31, 2012 on Wednesday, January 23, 2013 before the market opens.  In conjunction with its earnings release, the Company will host a conference call to review the Company's financial and operating results on Wednesday, January 23, 2013 at 9:00 a.m. Eastern Time.

Individuals wishing to participate in the conference call should dial (719) 457-2689 or (888) 523-1228 for international callers, and use conference ID# 4392657.  For interested individuals unable to join by telephone, the call also will be broadcast and archived for 90 days on the Company's investor website at www.rpc.net.   Interested parties are encouraged to click on the webcast link 10-15 minutes prior to the start of the conference call.

RPC provides a broad range of specialized oilfield services and equipment primarily to independent and major oilfield companies engaged in the exploration, production and development of oil and gas properties throughout the United States, including the Gulf of Mexico, mid-continent, southwest, Appalachian and Rocky Mountain regions, and in selected international markets.  RPC’s investor website can be found on the Internet at www.rpc.net.

For information about RPC, Inc. or this event, please contact:

Ben M. Palmer
Chief Financial Officer
(404) 321-2140
irdept@rpc.net

Jim Landers
Vice President, Corporate Finance
(404) 321-2162
jlanders@rpc.net